Alliance World Limited
12F, Golden Star Building
20 Lockhart Road
Wanchai, Hong Kong

Lexington Energy Services Inc.
Suite 1209, 207 West Hastings Street
Vancouver British Columbia
Canada V6B 1H7

November 22, 2006

Dear Sirs

Re: Notice under Secured Convertible Debenture dated November 7, 2006

Pursuant to the Secured Convertible Debenture Purchase Agreement and the Secured Convertible Debenture, both dated November 7, 2006 and signed by Lexington Energy Services Inc. (“Lexington”) as Borrower, and Alliance World Limited as Creditor, we hereby give you notice as of today’s date that we wish to have all outstanding principal repaid in shares of common stock of Lexington at a price per share of USD$0.85, in accordance with paragraph 1 of the Secured Convertible Debenture.

Therefore, kindly issue 588,235 common shares at a price of USD$0.85 in the name of Alliance World Limited pursuant to this notice of conversion.

Yours faithfully

/s/ Cathy Chu
Cathy Chu

Alliance World Limited